UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2022

Commission file number 001-16111

Global Payments Inc.

(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3550 Lenox Road, Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 829-8000

None

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, no par value	GPN	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

As previously disclosed in a Current Report on Form 8-K filed on August 9, 2022, in connection with the issuance of $1.5 billion in aggregate principal amount of 1.00% convertible senior notes due 2029 (the “2029 Notes”) to the purchasers thereof on August 8, 2022, Global Payments Inc. (“Global Payments”) entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with certain financial institutions, pursuant to capped call confirmations.

Based on a hedging period under the Capped Call Transactions that commenced on August 9, 2022 and concluded on August 25, 2022, the cap price of the Capped Call Transactions is $229.2605 per share (the “Cap Price”). The strike price of the Capped Call Transactions is initially $140.6687 per share, as previously disclosed.

As previously disclosed, the Capped Call Transactions are expected generally to increase the effective conversion premium of the 2029 Notes to the Cap Price, and reduce the potential dilutive effect on Global Payments’ common stock upon conversion of the 2029 Notes or, at Global Payments’ election (subject to certain conditions), offset any cash payments Global Payments is required to make in excess of the aggregate principal amount of converted 2029 Notes, as the case may be, with such reduction and/or offset subject to a cap based on the Cap Price.

The foregoing summary of the Capped Call Transactions does not purport to be complete and is subject to, and qualified in its entirety by the full text of the form of capped call confirmation relating to the Capped Call Transactions, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by Global Payments on August 9, 2022.

Forward Looking Statements

This communication contains “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws, regarding Global Payments, including, but not limited to, statements about the effects of entering into the Capped Call Transactions. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “forecast,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “targeted,” “will,” or “would,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on Global Payments’ current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties, many of which are beyond Global Payments’ control. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and therefore actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: significant transaction costs and/or unknown or inestimable liabilities; failure to realize the expected benefits of the Capped Call Transactions, as applicable; risks related to future opportunities and plans for Global Payments, including the uncertainty of expected future regulatory filings, financial performance and results of the combined company following completion of the acquisition of EVO Payments, Inc.; the diversion of management’s attention from ongoing business operations; the risk of potential stockholder litigation associated with the Capped Call Transactions, including resulting expense or delay; Global Payments’ ability to settle the par value and interest of the 2029 Notes in cash, the potential impact of settling any other amounts due in cash or Global Payments’ common stock and the use of the proceeds and benefits thereof; the risk that one or more counterparties to the Capped Call Transactions fail to perform their obligations thereunder; and other risks and uncertainties affecting Global Payments, including those described from time to time under the caption “Risk Factors” and elsewhere in Global Payments’ Securities and Exchange Commission (“SEC”) filings and reports, including Global Payments’ Annual Report on Form 10-K for the year ended December 31, 2021 and its other SEC filings and reports. Moreover, other risks and uncertainties of which Global Payments is not currently aware may also affect its forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Global Payments cautions investors that such forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such forward-looking statements. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events as at such dates, even if they are subsequently made available by Global Payments on its website or otherwise. Global Payments disclaims any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PAYMENTS INC.

Date: August 26, 2022	By:	/s/ David L. Green
David L. Green
Senior Executive Vice President, General Counsel and Corporate Secretary